Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 7, 2013 (except Note 21, as to which the date is September 26, 2013) with respect to the consolidated financial statements and schedule of GateHouse Media, Inc. and subsidiaries in Amendment No. 1 to the Registration Statement (Form S-1/A) and the related Prospectus of New Media Investment Group Inc.

/s/ Ernst & Young LLP

Rochester, New York

January 14, 2014